    As filed with the Securities and Exchange Commission on October 30, 1996
                                               Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                   CIBER, INC.
             (Exact name of registrant as specified in its charter)

                                  ------------

      DELAWARE                                         38-2046833
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)

                                5251 DTC PARKWAY
                                   SUITE 1400
                           ENGLEWOOD, COLORADO  80111
                                 (303) 220-0100
                    (Address of principal executive offices)

           CIBER, INC. NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                  ------------

       Mac J. Slingerlend                             With copies to:
          CIBER, Inc.                              J. Justyn Sirkin, Esq.
       5251 DTC Parkway                           N. Anthony Jeffries, Esq.
          Suite 1400                              Davis, Graham & Stubbs LLP
   Englewood, Colorado  80111                 370 Seventeenth Street, Suite 4700
        (303) 220-0100                              Denver, Colorado  80202
                                                         (303) 892-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                    Proposed        Proposed
                                      Amount         Maximum         Maximum
Title Of Securities                   To Be      Offering Price     Aggregate           Amount Of
To Be Registered                    Registered    Per Share(1)   Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock ($.01 par value) . .  25,000 shares    $35 5/8          $890,625             $270
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on October 23, 1996, as reported on the Nasdaq National Market.

                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the
Commission:

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1996 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on February 28, 1994; and

     (c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under the Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The foregoing description of certain provisions of the Company's Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Company's Registration Statement on Form S-1 (No. 33-74774).

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

      4.1  Amended and Restated Certificate of Incorporation of the
           Company.(1)

      4.2  Bylaws of the Company.(1)

      4.3  Form of Common Stock Certificate.(2)

      4.4  Summary of CIBER, Inc. Non-Employee Directors' Stock
           Compensation Plan.

      5.1  Opinion of Davis, Graham & Stubbs LLP.

     23.1  Consent of Davis, Graham & Stubbs LLP (see Exhibit 5.1).

     23.2  Consent of KPMG Peat Marwick LLP.

     24.1  Power of Attorney (included on page II-4).

____________________

(1) Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-74774), as filed with the Commission on February 2, 1994.

(2) Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-74774), as filed with the Commission on March 9, 1994.

9.   UNDERTAKINGS

     The Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 21st day of September, 1996.

                                       CIBER, Inc.


                                       By: /s/ Bobby G. Stevenson
                                           ----------------------------------
                                           Bobby G. Stevenson
                                           Chairman, Chief Executive Officer,
                                           Secretary and Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears herein constitutes and appoints Bobby G. Stevenson and Mac J. Slingerlend, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), including a registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                   TITLE                     DATE
       ---------                   -----                     ----

/s/ Bobby G. Stevenson      Chairman, Chief           September 21, 1996
-----------------------     Executive Officer,
Bobby G. Stevenson          Secretary and Director
                            (PRINCIPAL EXECUTIVE
                            OFFICER)


/s/ Mac J. Slingerlend      President/Chief           September 19, 1996
-----------------------     Operating
Mac J. Slingerlend          Officer, Treasurer and
                            Director (PRINCIPAL
                            FINANCIAL OFFICER)

/s/ Christopher L. Loffredo    Vice President/Chief      September 19, 1996
---------------------------    Accounting Officer
Christopher L. Loffredo        (PRINCIPAL ACCOUNTING
                               OFFICER)


/s/ James A. Rutherford        Director                  September 27, 1996
---------------------------
James A. Rutherford


/s/ James C. Spira             Director                  September 30, 1996
---------------------------
James C. Spira


/s/ Roy L. Burger              Director                  September 30, 1996
---------------------------
Roy L. Burger

                                   EXHIBIT INDEX

 Exhibit
   No.       Description
 -------     -----------
   4.1       Amended and Restated Certificate of Incorporation of the
             Company.(1)

   4.2       Bylaws of the Company.(1)

   4.3       Form of Common Stock Certificate.(2)

   4.4       Summary of CIBER, Inc. Non-Employee Directors' Stock
             Compensation Plan.

   5.1       Opinion of Davis, Graham & Stubbs LLP.

  23.1       Consent of Davis, Graham & Stubbs LLP (see Exhibit 5.1).

  23.2       Consent of KPMG Peat Marwick LLP.

  24.1       Power of Attorney (included on page II-4).
____________________

(1) Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-74774), as filed with the Commission on February 2, 1994.

(2) Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-74774), as filed with the Commission on March 9, 1994.